UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2019 (June 17, 2019)

VERSO CORPORATION
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-34056 (Commission File Number)	75-3217389 (IRS Employer Identification No.)
8540 Gander Creek Drive
Miamisburg, Ohio 45342
(Address of principal executive offices, including ZIP code)
(877) 855-7243
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange

Item 1.01
Entry into a Material Definitive Agreement.

The Board of Directors (the “Board”) of Verso Corporation, a Delaware corporation (the “Company”), declared a dividend payable to stockholders of record on June 27, 2019 (the “Record Date”) of one right (a “Right”) per each outstanding share of Class A common stock, par value $0.01 per share (“Common Stock”) to purchase one one-thousandth (subject to adjustment) of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share of the Company (“Preferred Stock”) at a price of $75.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”) upon exercise of the Right (subject to adjustment). In connection therewith, the Company entered into a Rights Agreement (the “Rights Agreement”), dated as of June 17, 2019, with Computershare Trust Company, N.A., as rights agent (the “Rights Agent”).
The following is a summary of the terms of the Rights Agreement. The summary is qualified in its entirety by reference to the complete text of the Rights Agreement, a copy of which is filed as Exhibit 4.1 and incorporated herein by reference.
Effectiveness
The Rights Agreement became effective on June 17, 2019. The Board has declared a dividend of one Right for each outstanding share of Common Stock payable to stockholders of record on the Record Date. Initially, the Rights will not be exercisable, and unless and until there is a Distribution Date (as defined below):
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the Rights will be evidenced by and trade with the certificates for the shares of Common Stock (or, with respect to any uncertificated Common Stock registered in book-entry form, by notation in book-entry), and not by separate rights certificates;

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the surrender for transfer of any certificates for shares of Common Stock (or the surrender for transfer of any uncertificated shares of Common Stock registered in book-entry form) will also constitute the transfer of the Rights associated with such Common Stock;

•
new certificates for shares of Common Stock issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated shares of Common Stock registered in book-entry form, this legend will be contained in a notice to the record holder thereof); and

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the Rights will accompany any new shares of Common Stock that are issued after the Record Date.

Limited Duration Term
The Rights expire at or prior to the earliest of  (i) the first anniversary of the Rights Agreement, (ii) the redemption or exchange of the Rights as described below, (iii) determination by the Board of Directors to not pursue any strategic transaction of, by or involving the Company, as determined by the Company’s Board of Directors, including a merger, joint venture, partnership, business combination, recapitalization, sale, distribution, transfer or other disposition or acquisition of assets or equity interests of the Company, or (iv) the approval of any merger or other acquisition transaction involving the Company or other strategic transaction (as determined by the Board) by the requisite stockholders as further described in the Rights Agreement.
Distribution Date and Detachability of Rights Certificates
The date when the Rights become exercisable is the “Distribution Date.”
Subject to certain exceptions specified in the Rights Agreement, the Rights will become exercisable following the earlier of the close of business on (i) the fifth (5th) business day after a public announcement that either discloses that a person or a group of related persons has acquired beneficial ownership of fifteen percent (15%) or more of the Common Stock other than as a result of repurchases of Common Stock by the Company, the exercise of any option, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, receipt of Common Stock from the estate of a deceased person via a will or charitable trust created by the decedent for estate planning purposes or certain inadvertent acquisitions (an “Acquiring Person”) or information which reveals the existence of an Acquiring Person, or (ii) the fifth (5th) business day, or such later date as may be determined by the Board, after a person or a group of related persons announce or commence a tender or exchange offer that would result in a person or a group of related persons becoming an Acquiring Person, unless such offer is a Qualifying Transaction (as defined below); provided, however, that in no event will the Distribution Date be prior to the Record Date. A “Qualifying Transaction” is an offer that (a) is a fully financed, all-cash tender offer or an exchange offer offering shares of the offeror traded on a national securities exchange (or a combination thereof); (b) for any and all of the outstanding shares of Common Stock, not subject to any pro ration; and (c) is made at the same per-share consideration for all such shares of Common Stock. For purposes of the Rights Agreement, beneficial ownership is defined to include the ownership of derivative securities.
After the Distribution Date, the Rights will separate from the Common Stock and become transferable apart from the Common Stock. Thereafter, such Rights certificates alone will represent the Rights. The Company will mail Rights certificates to the Company’s stockholders as of the close of business on the Distribution Date.
Exempt Persons
The Rights Agreement provides that an Acquiring Person does not include the Company or any subsidiary of the Company, or any employee benefit plan of the Company or of any subsidiary of the Company. In addition, certain inadvertent acquisitions will not trigger the occurrence of the Distribution Date. The Rights Agreement also provides that any person that would otherwise be deemed an Acquiring Person as of the date of the adoption of the Rights Agreement will be exempted but only for so long it does not acquire or is deemed to acquire, without the prior approval of the Board, beneficial ownership of additional Common Stock representing 1% or more of the shares of Common Stock then outstanding following the adoption of the Rights Agreement. Additionally, the Rights Agreement provides that a person will not become an “Acquiring Person” solely as the result of the acquisition by such person of beneficial ownership of shares of Common Stock tendered to such person in a Qualifying Transaction.
Preferred Stock Purchasable Upon Exercise of Rights
After the Distribution Date, each Right will entitle the holder to purchase, for the Purchase Price, one one-thousandth of a share of Preferred Stock having economic and other terms similar to that of one share of Common Stock. This portion of a share of Preferred Stock is intended to give a stockholder approximately the same dividend, voting and liquidation rights as would one share of Common Stock.
Flip-In Trigger
If a person or group of related persons becomes an Acquiring Person, then each Right will entitle the holder thereof to purchase, upon payment of the Purchase Price, in accordance with the terms of the Rights Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value of twice the Purchase Price, determined as of the earlier to occur of  (i) the Distribution Date related to the event pursuant to which a person or group becomes an Acquiring Person and (ii) the event pursuant to which a person or group becomes an Acquiring Person.
Following the occurrence of an event set forth in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person, its Affiliates (as defined in the Rights Agreement), its Associates (as defined in the Rights Agreement) or certain of its transferees will be void.
Flip-Over Trigger
If, after an Acquiring Person obtains fifteen percent (15%) or more of the Common Stock, (i) the Company merges into another entity, (ii) an acquiring entity merges into the Company and in connection with such transaction all or part of the outstanding shares of Common Stock are converted into stock or other securities of another entity, cash, or other property or (iii) the Company sells or transfers fifty percent (50%) or more of its assets or earning power, then each holder of a Right (except for Rights that have previously been voided as set forth above) will have the right to receive, upon exercise of the Right and payment of the Purchase Price, in accordance with the terms of the Rights Agreement, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Purchase Price.
Redemption of the Rights
The Rights will be redeemable at the Board’s sole discretion for $0.0001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board) (the “Redemption Price”) at any time prior to the event which causes a person or group of related persons to become an Acquiring Person. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price. The Redemption Price will be adjusted if the Company undertakes a stock dividend, a stock split or similar transaction.
Exchange Provision
At any time after the date on which a person beneficially owns fifteen percent (15%) or more of the Common Stock and prior to the acquisition by the person of fifty percent (50%) or more of the Common Stock, the Board may exchange the Rights (other than Rights owned by the Acquiring Person, which would have become void), in whole or in part, for Common Stock at an exchange ratio (subject to adjustment) of one share of Common Stock per Right (or, if insufficient shares are available, the Company may issue preferred stock, cash, debt or equity securities, property or a combination thereof in exchange for the Rights).
Amendment of Terms of Rights Agreement and Rights
For so long as the Rights are redeemable, the Company may supplement or amend any provision of the Rights Agreement (and can direct the Rights Agent to do so) without the approval of any holders of the Rights, including to make the provisions of the Rights Agreement inapplicable or otherwise alter, amend or supplement the terms of the Rights Agreement with respect to a particular transaction by which a person might otherwise become an Acquiring Person. At any time when the Rights are no longer redeemable, the Company may supplement or amend the Rights Agreement without the approval of any holders of Rights (and the Company may direct the Rights Agent to do so), provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), (b) cause the Rights Agreement again to become amendable other than in accordance with the provisions thereof or (c) cause the Rights again to become redeemable.
The Company is entitled to adopt and implement such procedures and arrangements (including with third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, trading, issuance or distribution of Rights (and Preferred Stock) as contemplated in the Rights Agreement and to ensure that an Acquiring Person does not obtain the benefits thereof, and amendments in respect of the foregoing are not be deemed to adversely affect the interests of the holders of Rights. Neither the Company nor the Rights Agent may effect a supplement or amendment which changes the Redemption Price.
Supplements and amendments to the Rights Agreement become effective upon the Company’s execution thereof, whether or not also executed by the Rights Agent (but are not binding upon the Rights Agent until executed by the Rights Agent); provided, however, that to the extent a supplement or amendment adversely affects the Rights Agent’s own rights, duties, obligations or immunities under the Rights Agreement, such supplement or amendment is not effective against the Rights Agent without its express written consent.
Rights of Holders
Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-Dilution Provisions
The Board may adjust the Purchase Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Stock or Common Stock.
With certain exceptions, no adjustments to the Purchase Price will be made until the cumulative adjustments amount to at least one percent (1%) of the Purchase Price.
Taxes
The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income. The Company has agreed that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the certificates evidencing the Rights or of any shares of Preferred Stock (or other securities of the Company) upon the exercise of Rights.
Certain Anti-Takeover Effects
The Rights are not intended to prevent a takeover of the Company and should not interfere with any merger or other business combination approved by the Board. However, the Rights may cause substantial dilution to a person or group that acquires beneficial ownership of fifteen percent (15%) or more of the outstanding Common Stock (which includes for this purpose stock referenced in derivative transactions and securities).
Item 3.03
Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 5.03
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Board approved a Certificate of Designation of Series A Junior Participating Preferred Stock (the “Certificate of Designation”) and on June 17, 2019, filed the Certificate of Designation with the Secretary of State of the State of Delaware. A copy of the Certificate of Designation is filed as Exhibit 3.1 and is incorporated herein by reference.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.
Item 8.01
Other Events.

On June 17, 2019, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights. A copy of the press release is included as Exhibit 99.1 to this report.
Item 9.01
Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of Verso Corporation
4.1	Rights Agreement, dated as of June 17, 2019, by and between Verso Corporation and Computershare Trust Company, N.A., as rights agent, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Shares of Preferred Stock of Verso Corporation as Exhibit C.
4.2	Form of Rights Certificate
99.1	Press Release of Verso Corporation dated June 17, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VERSO CORPORATION
Date: June 20, 2019	By: /s/ Allen J. Campbell Allen J. Campbell Senior Vice President and Chief Financial Officer

Exhibit Index
Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of Verso Corporation
4.1	Rights Agreement, dated as of June 17, 2019, by and between Verso Corporation and Computershare Trust Company, N.A., as rights agent, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Shares of Preferred Stock of Verso Corporation as Exhibit C.
4.2	Form of Rights Certificate
99.1	Press Release of Verso Corporation dated June 17, 2019.